Exhibit 1.2

PDL COMMUNITY BANCORP

Up to 7,224,663 Shares

(subject to increase up to 8,308,362 shares)

COMMON STOCK

($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                          , 2017

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

Ponce De Leon Federal Bank, a federally chartered mutual savings bank headquartered in Bronx, New York (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”), PDL Community Bancorp, a federal corporation in organization (the “Holding Company”), and Ponce Bank Mutual Holding Company, a federally chartered mutual holding company in formation (the “MHC” and, together with the Bank and the Holding Company, the “Ponce Parties”) hereby confirm their agreement with Raymond James & Associates, Inc. (the “Agent”) as follows:

Section 1. The Offering. The Bank, in accordance with the Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan, as amended (the “Plan”), adopted by the Board of Directors of the Bank, intends to reorganize into the mutual holding company form of organization (the “Reorganization”) in compliance with the regulations of the Board of Governors of the Federal Reserve System (the “FRB”). Pursuant to the Plan, the Holding Company will offer and sell up to 7,224,663 shares (subject to increase up to 8,308,362 shares) (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of October 31, 2015 (“Eligible Account Holders”), (2) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan established by the Bank (the “ESOP”), (3) depositors of the Bank with Qualifying Deposits as of                          , 2017 (“Supplemental Eligible Account Holders”), and (4) Other Members of the Bank as defined in the Plan. Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons and trusts of natural persons residing in New York Counties of Bronx, New York, Queens and Kings and the New Jersey County of Hudson, and thereafter to cover orders of other members of the general public. It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. In addition, as described herein, the Holding Company will contribute in accordance with the Plan, subject to compliance with certain conditions as may be imposed by regulatory authorities, a number of shares of Common Stock to Ponce De Leon Foundation (the “Foundation”) (such shares hereinafter being referred to as the “Foundation Shares”) equal to 3.3% of the issued and outstanding shares of Common Stock (taking into account the shares of Common Stock issued to the MHC in the Reorganization), plus cash in the amount of $200,000. The Holding Company currently plans to sell up to approximately 45.0% of its to be issued shares of Common Stock in accordance with the Plan. As a result of the sale of the Shares and the contribution of the Foundation Shares under the Plan, the MHC will own approximately 51.7% of the Holding Company’s outstanding shares of Common Stock upon completion of the Reorganization.

As a federally chartered mutual savings and loan association, the Bank has no stockholders and is controlled by its members. Pursuant to the terms of the Plan, upon completion of the Reorganization and the Offering, all of the assets, except for $200,000, and liabilities of the Bank will be transferred to and assumed by a newly formed federal stock savings bank subsidiary of the Holding Company, operating under the name “Ponce Bank” (the “Stock Bank”), and the Holding Company will be a majority-owned subsidiary of the MHC. As a result of the transfer of the assets and liabilities of the Bank to Stock Bank, all property of the Bank, other than $200,000, including its right, title and interest in and to all property of whatever kind and nature, whether real, personal, or mixed, and things, and choses in action, and every right, privilege, interest and asset of every conceivable value or benefit then existing or pertaining to it, or which would inure to it, immediately by operation of law will vest in the Stock Bank.

The Holding Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-217275) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares and the Foundation Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any revised prospectus is used by the Holding Company in connection with the Offering or the Syndicated Community Offering (whether or not such revised prospectus is required to be filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”)) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the revised prospectus from and after the time said prospectus is provided to the Agent for such use.

In connection with the Reorganization, the Bank filed with the (i) FRB a Combined Notice of Mutual Holding Company Reorganization on Form MHC-1 (the “Form MHC-1”) and an Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company (the “Form MHC-2”), including exhibits and the Prospectus (the Form MHC-1 and the Form MHC-2 are hereafter collectively referred to as the “MHC Notice”); (ii) Office of the Comptroller of the Currency (the “OCC”) pursuant to federal law and the rules and regulations thereof, and specifically 12 C.F.R. § 5.53(c), an Interagency Bank Merger Application and an Interim Bank Charter Application, (such applications hereinafter collectively referred to as the “OCC Applications”), and (iii) Federal Deposit Insurance Corporation (the “FDIC”) pursuant to federal law and the rules and the regulations thereof, an Insurance of Accounts Application (the “FDIC Application”) and in each case has filed such amendments thereto and supplementary materials as may have been required to the date hereof, including copies of the Bank’s Proxy Statement for a Special Meeting of its Members relating to the Reorganization and the establishment of the Foundation (the “Members’ Proxy Statement”), the Reorganization Valuation Appraisal Report (the “Appraisal”) prepared by RP Financial, LC., and the Prospectus. In addition, the Holding Company has filed with the FRB an application on Form H-(e)1 for approval, pursuant to Section 10(e) of the Home Owners’ Loan Act, as amended (“HOLA”), and the regulations promulgated thereunder (the “Control Act Regulations”) for the Holding Company to become a savings and loan holding company with respect to the Bank (the “Holding Company Application”). The MHC Notice, the OCC Applications, the FDIC Application and the Holding Company Application, collectively, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, are hereinafter referred to as the “Reorganization Applications”.

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the Bank and the Holding Company hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Holding Company and the Bank with respect to the Holding Company’s sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Bank and the Holding Company as to the matters set forth in the letter agreement, dated December 2, 2016, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A) (the “Engagement Letter”). It is acknowledged by the Bank and the Holding Company that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Ponce Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Holding Company is unable to sell a minimum of 5,339,969 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subsections (a), (d), and (e) below.

Per the terms of the Engagement Letter, the Agent shall receive the following compensation for its services hereunder:

a)	Management Fee. The Ponce Parties will pay to the Agent a non-refundable cash fee of $50,000 (the “Management Fee”), which has already been paid. The Management Fee will be credited against any Success Fee owed pursuant to subsection (b) below and, to the extent applicable, the aggregate commissions owed the Agent pursuant to subsection (c) below.

b)	Success Fee. The Ponce Parties shall pay a fee of one percent (1.00%) of the aggregate purchase price of the Shares sold in the Subscription and Community Offerings (the “Success Fee”). Such fee shall be due at the closing of the Offerings. No fee shall be payable for any shares of Common Stock sold to the officers, directors, employees or the immediate family of such persons, and qualified and non-qualified employee benefit plans or contributed to the Foundation in connection with the Reorganization. “Immediate family” for purposes of this Agreement includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee. The Management Fee set forth in subsection (a) above will be credited against the Success Fee.

c)	Syndicated Community Offering. In the event the Ponce Parties elect to pursue a Syndicated Community Offering, the Ponce Parties shall pay to the Agent, in addition to (and not in lieu of) the Success Fee, a commission not to exceed 6.0% of the aggregate purchase price of the shares sold in the Syndicated Community Offering. For purposes of calculating the aggregate commission due hereunder, to the extent not already credited against the Success Fee, the Management Fee will be credited against the commissions due the Agent pursuant to this subsection (c). The Agent, as sole book running manager, may seek to form a syndicate of registered dealers to assist in the sale of such common stock on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Ponce Parties and the Agent. The Agent will endeavor to distribute the common stock among dealers, if any, in a fashion that best meets the distribution objectives of the Ponce Parties and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall the Agent be obligated to take or purchase any shares of the Common Stock in the Offering.

d)	Records Agent Fee. The Agent shall also receive a non-refundable cash fee of $25,000 for certain records agent services set forth in the Engagement Letter, $5,000 of which has already been paid to the Agent and the balance of which shall be payable to the Agent upon the mailing of subscription documents with respect to the Offering.

e)	Expenses. The Ponce Parties will pay all of the fees, disbursements and expenses in connection with the Offering customarily borne by issuers, including without limitation (a) costs of obtaining all securities and bank regulatory approvals, including any required SEC or Financial Industry Regulatory Authority (“FINRA”) filing fees; (b) costs of printing and distributing the materials used in connection with the Offering; (c) costs to register the Shares for sale with required state securities agencies (Blue Sky filings); (d) Nasdaq Stock Market listing fees or OTC Markets Group fees; (e) DTCC clearing eligibility fees; (f) fees and disbursements of the Ponce Parties’ counsel, accountants and other advisors; (g) operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.); and (h) Syndicated Community Offering expenses associated with the Offering. In the event the Agent incurs any such fees and expenses on behalf of the Ponce Parties, the Ponce Parties will reimburse the Agent for such fees and expenses whether or not the Offering is consummated.

In addition, whether or not the proposed Offering is consummated and in addition to any fees payable to the Agent pursuant to this Section 2, the Ponce Parties will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with, or arising out of, the Agent’s activities under, or contemplated by, its engagement hereunder, including without limitation travel costs, meals and lodging, photocopying, data processing fees and expenses, advertising and communications expenses, which will not exceed $50,000. In addition, the Agent will be reimbursed for the fees and the reasonable out-of-pocket expenses of legal counsel not to exceed $100,000. These expenses assume no unusual circumstances or delays, or a resolicitation in connection with the Offering. The Agent and the Ponce Parties acknowledge that such expense limitations may be increased by mutual consent, by an additional amount not to exceed $25,000 for fees of legal counsel and not to exceed $10,000 for other out-of-pocket expenses, in the event of a material delay of the Offering requiring an update to the financial information contained within the registration statement to reflect a period later than set forth in the original filing of the offering documents, or in the event of a resolicitation of the Offering. Such limitation on expense reimbursement shall not affect the Ponce Parties’ obligations to pay legal fees and other expenses under this Section 2 as well as Sections 9 and 10 hereof. All expense reimbursements to be made to the Agent hereunder shall be made by the Ponce Parties promptly upon submission by the Agent to the Ponce Parties of invoices therefor.

If (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Offering is not consummated by December 31, 2017; (iii) the Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since December 31, 2016; or (iv) immediately prior to the commencement of the Offering, the Agent terminates this Agreement because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus, the Members’ Proxy Statement or the Reorganization Applications or market conditions exist that might render the sale of the Shares by the Holding Company inadvisable, the management fee set forth in subsection (a) of this Section 2 shall serve as compensation for the Agent’s advisory and administrative services as set forth in the Engagement Letter, in addition to reimbursement of the Agent’s reasonable out-of-pocket expenses as set forth above.

The compensation specified above shall be payable (to the extent not already paid) to the Agent in next day funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Ponce Parties to terminate or abandon the Plan, or the termination of this Agreement by the Agent or the Ponce Parties.

Section 3. Sale and Delivery of Shares. If all the conditions precedent to the consummation of the Reorganization, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and the Foundation Shares contributed to the Foundation and to release for delivery certificates or statements evidencing ownership of such Shares and the Foundation Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with. The release of the Shares against payment therefor and the Foundation Shares shall be made on a date and at a place acceptable to the Ponce Parties and the Agent as set forth in Section 14. Certificates or statements of ownership for shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to the Holding Company’s registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering and the Foundation Shares are contributed to the Foundation, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Ponce Parties. The Ponce Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)	The Registration Statement, which was prepared by the Holding Company and the Bank and filed with the SEC, has been declared effective by the SEC, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the SEC. At the time the Registration Statement became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects as to form with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any Rule 424(b) Prospectus is filed with the SEC and at the Closing Date referred to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Ponce Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Ponce Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Ponce Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the first sentence of the third paragraph under the caption “The Reorganization and Offering—Plan of Distribution and Marketing Arrangements” (the “Agent Information”).

(b)	No Ponce Party has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus (as defined in Section 4(c) hereof) or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Ponce Parties and reviewed and approved in advance for distribution by the Agent. No Ponce Party has, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) of the 1933 Act Regulations, filed with the SEC), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 of the 1933 Act Regulations (without reliance on subsections (b), (c) and (d) for Rule 164 of the 1933 Act Regulations); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 of the 1933 Act Regulations from using free writing prospectuses in connection with the offering of the Shares.

(c)	As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information. As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.	“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the SEC.

6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Holding Company, the Bank and the Agent.

(d)	Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e)	The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offering of the Shares.

(f)

In connection with the Reorganization, the Bank has filed with the (i) FRB the MHC Notice; (ii) OCC the OCC Applications, and (iii) FDIC the FDIC Application and in each case has filed such amendments thereto and supplementary materials as may have been required to the date hereof. The FRB has conditionally approved the MHC Notice, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the FRB. The OCC has conditionally approved the OCC Applications, such approval remains in full force and effect and no order has been issued by the OCC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the OCC. The FDIC has conditionally approved the FDIC Application and such approval remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the FDIC. At the time of the approval of the MHC Notice, including the Prospectus and the Members’ Proxy Statement (including any amendment or supplement thereto), by the FRB, the OCC Application by the OCC and the FDIC Applications by the FDIC and at all times subsequent thereto until the Closing Date referred to in Section 2, the Reorganization Applications, including the Prospectus and the Members’ Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with MHC Regulations, and applicable federal law and regulations of the OCC and the FDIC, and the Reorganization Applications were truthful and accurate in all material respects.

(g)	The Holding Company has filed the Holding Company Application with the FRB and the Holding Company Application is accurate and complete in all material respects. The FRB has conditionally approved the Holding Company Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the FRB. At the date of such approval and as of the Closing Date referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable requirements of HOLA and the Control Act Regulations, except as the FRB has expressly waived such regulations in writing and the Holding Company Application is truthful and accurate in all material respects.

(h)	The Ponce Parties have filed the Prospectus and the Sales Information (as defined in Section 9(a)) with the SEC and the FRB. The Prospectus and the Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FRB and SEC for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The Ponce Parties have not distributed any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the MHC Notice and authorized for use by the SEC and the FRB. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the MHC Notice does not conflict in any material respect with information contained in the Registration Statement and the Prospectus. No order has been issued by any state securities administrator preventing or suspending the use of the Prospectus or any Sales Information authorized by the Ponce Parties for use in connection with the Offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or, to the knowledge of the Ponce Parties, threatened. At the time of their use, the Proxy Statement and any other proxy solicitation materials with respect to the Special Meeting of Members of the Bank will comply in all material respects with the applicable provisions of the MHC Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)	The Offering and the Plan have been adopted by the Board of Directors of the Bank and such adoptions have not been rescinded or revoked, and the offer and sale of the Shares and the contribution of the Foundation Shares to the Foundation will have been conducted in all material respects in accordance with the Plan, the MHC Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Ponce Parties by the FRB, the OCC, the FDIC, the SEC, or any other regulatory authority, except to the extent waived or otherwise approved by such regulatory authority, and in the manner described in the Prospectus. To the knowledge of the Ponce Parties, no person has sought to obtain review of the final action of the FRB, in approving the Plan or the Reorganization, or in not objecting thereto, or in approving the Holding Company Application.

(j)	The Bank has been duly organized and validly existing as a federally chartered savings association in mutual form and upon completion of the Reorganization will be duly organized and validly existing as a federally chartered mutual holding company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement, the Prospectus and the General Disclosure Package; the Stock Bank is a federally chartered stock savings association in organization and upon completion of the Reorganization will be duly organized and validly existing and in good standing as a federally chartered stock savings association with full corporate power and authority to own, lease and operate its properties and to conduct its business is described in the Registration Statement, Prospectus and General Disclosure Package; the Bank has, and the Stock Bank will have, obtained all licenses, permits, easements, convents, and other governmental authorizations (“Permits”) currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, management, affairs or prospects of the Ponce Parties and the Subsidiaries (as hereinafter defined), taken as a whole (a “Material Adverse Effect”); all such Permits are in full force and effect and the Bank has not, and the Stock Bank will not have, received notice of any proceeding or action relating to the revocation or modification of any such Permit which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, might result in a Material Adverse Effect; the Bank is and the Stock Bank will be in compliance with all statutes, laws, rules, regulations, decisions, directives and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect and the Bank has not received any written, or to its knowledge, oral communication asserting that it is not in material compliance with any statute, law, rule, regulation, decision, directive or order; and the Bank is and the Stock Bank will be, duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. Following completion of the Reorganization and the Offering, the authorized capital stock of the Stock Bank will consist of fifty million (50,000,000) shares of common stock, par value $0.01 per share (the “Bank Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.01 (the “Bank Preferred Stock”). At the Closing, (i) all of the outstanding capital stock of the Stock Bank will be duly authorized, validly issued and fully paid and non-assessable and owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim, or restriction of any kind, (ii) the Holding Company will have no direct subsidiaries other than the Bank, and (iii) there will be no outstanding warrants or options to purchase any securities of the Stock Bank. The Reorganization will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, the MHC Regulations, the Control Act Regulations or letters or orders of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the SEC, the FRB, the OCC and the FDIC, if any, will have been complied with by the Ponce Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(k)

At the Closing Date, the Holding Company will be a stock corporation duly organized, validly existing and in good standing as a corporation under the laws of the United States with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and the Holding Company at the Closing Date will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company as of the Closing Date will have obtained all Permits required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such Permits will be in full force and effect, and the Holding Company will in all material respects complying therewith and with all statutes, laws, rules, regulations, decisions, directives, and orders applicable to the operation of its business. There will not be any outstanding warrants or options to purchase any securities of the Holding Company as of the Closing Date. Following the completion of the Reorganization, the Company will be a registered savings and loan holding company under HOLA. At the Closing Date, the MHC will be a mutual holding company, duly organized, validly existing and in good standing as a mutual holding company under the laws of the United States with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and at the Closing Time will be duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. Following the completion of the Reorganization, the MHC will be a registered savings and loan holding company under HOLA.

(l)	Except as described in the Prospectus there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Ponce Parties, (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(m)	The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(n)	The Bank is a member of the Federal Home Loan Bank of New York (“FHLB-New York”). The deposit accounts of the Bank are, and at the Closing Date will be, insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Ponce Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. § 1467a(m).

(o)	At the Closing Date, the Holding Company will have no direct subsidiaries other than the Bank. The Bank has two subsidiaries as set forth on Exhibit C hereto (the “Subsidiaries”). Each Subsidiary is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; has obtained all Permits currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such Permits are in full force and effect, and the Subsidiary is in all material respects complying therewith and with all statutes, laws, rules, regulations, decisions, directives, and orders applicable to the operation of its business; and is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a federally chartered savings association and a federally chartered holding company by the regulations of the FRB and the OCC; all of the issued and outstanding capital stock or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. No Ponce Party owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement and Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement and the Prospectus.

(p)	The Ponce Parties and Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Ponce Parties and the Subsidiaries, considered as one enterprise, and under which the Ponce Parties holds properties, including those described in the Prospectus, are in full force and effect, and no Ponce Party has received any written or, to the knowledge of the Ponce Parties, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of such Ponce Party under any such leases or subleases.

(q)	The Holding Company has received an opinion of its tax advisor, Crowe Horwath LLP, with respect to the federal income tax consequences of the Reorganization and with respect to the New York and New Jersey income tax consequences of the Reorganization, and all material aspects of such opinion are accurately summarized in the Registration Statement and the Prospectus. The Ponce Parties represent and warrant that the facts upon which such opinion is based are truthful, accurate and complete in all material respects. None of the Ponce Parties will take any action inconsistent therewith.

(r)	Each of the Ponce Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and to contribute the Foundation Shares to the Foundation by the Holding Company and as described in the Prospectus, subject to approval or confirmation by the FRB of the final Appraisal as may be required. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Ponce Parties. This Agreement has been validly executed and delivered by each of the Ponce Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Ponce Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(s)	As of the date hereof and as of the Closing Date, neither the Ponce Parties nor any of the Subsidiaries are subject to and have not been advised by the FRB, the OCC, or any other federal or state governmental authorities that it is considering issuing or requesting, any cease and desist order, written agreement, directive, memorandum of understanding or other regulatory enforcement actions, proceeding or order, commitment letter or similar undertaking (other than orders or directives applicable to the banking industry as a whole), supervisory letter or adoption of board resolutions. None of the Ponce Parties is in violation of any directive received from the OCC, the FRB, the SEC, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the FRB and the SEC).

(t)	Except as described in the General Disclosure Package and the Prospectus, no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Ponce Parties, threatened, which might materially and adversely affect the performance by the Ponce Parties of their obligations under this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus and is not so disclosed. No Ponce Party has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(u)

The financial statements, schedules and notes related thereto which are included in the Registration Statement, General Disclosure Package and the Prospectus fairly present the balance sheet, statement of income, statement of comprehensive income, statement of changes in capital accounts and statement of cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the MHC Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”)

consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OCC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(v)	The Ponce Parties and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Ponce Parties and the Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Ponce Parties and the Subsidiaries are in compliance with the terms of such policies in all material respects. No Ponce Party or Subsidiary has been refused any insurance coverage sought or applied for during the last four years; and no Ponce Party or Subsidiary has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. None of the Ponce Parties or Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

(w)	Since the respective dates as of which information is given in the Registration Statement, including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) no event resulting in a Material Adverse Effect has occurred, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Ponce Parties or in the principal amount of the Ponce Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Ponce Parties; nor has any of the Ponce Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business; (iii) there have not been any material transactions entered into by the Ponce Parties; (iv) there has not been any material adverse change in the aggregate dollar amount of the Ponce Parties deposits or its capital accounts; (v) there has been no material adverse change in any of the Ponce Parties’ or Subsidiaries’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Ponce Parties’ or Subsidiaries’ fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of any of the Ponce Parties; (vii) none of the Ponce Parties or Subsidiaries has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Ponce Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Ponce Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (x) none of the Ponce Parties has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

(x)

None of the Ponce Parties is in violation of their respective charters or bylaws (and none of the Ponce Parties will be in violation of its charter or bylaws upon completion of the Reorganization). The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Ponce Parties pursuant to the respective charters or bylaws of the Ponce Parties or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument in which the Ponce Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Ponce Parties, except for such violations as would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Ponce Parties or the Subsidiaries.

(y)	All documents made available or delivered by, or to be made available to or delivered by the Ponce Parties or their representatives in connection with the issuance and sale of the Shares and the contribution of the Foundation Shares, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Ponce Parties or their representatives were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects. The records used by the Ponce Parties to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(z)	Upon consummation of the Reorganization and the contribution of the Foundation Shares, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares or Foundation Shares have been or will be issued and outstanding prior to the Closing Date, except that shares of Common Stock may be issued to the Bank for organizational purposes, which shares shall be cancelled on or prior to the Closing Date; the Shares and the Foundation Shares will have been duly and validly authorized for issuance and, with respect to the Shares when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, and with respect to the Foundation Shares, when contributed by the Holding Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares and the Foundation Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants, or the Foundation, as applicable.

(aa)

No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Ponce Parties or Subsidiaries in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, Permit or any other instrument or agreement to which the Ponce Parties or Subsidiaries or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable Ponce Party or Subsidiary and, to the knowledge of the Ponce Parties, the other parties thereto, enforceable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Ponce Parties, threatened any action or proceeding wherein any of the Ponce Parties or Subsidiaries would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Ponce Parties, would have a Material Adverse Effect. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, the General Disclosure Package and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and, to the knowledge of the Ponce Parties, no such termination has been threatened by any party to any such contract or agreement.

(bb)	Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Ponce Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(cc)	Except for the Ponce De Leon Federal Bank 401(k) Profit Sharing Plan and the Ponce De Leon Federal Bank Defined Benefit Pension Plan, none of the Ponce Parties or Subsidiaries maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Ponce Parties and the Subsidiaries (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Ponce Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Ponce Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Ponce Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd)	No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, or the issuance of the Shares and the Foundation Shares, except for the approval of the FRB, the OCC, the FDIC and the SEC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(ee)	Mazars USA LLP, which has certified the audited financial statements of the Bank included in the Prospectus, has advised the Ponce Parties in writing that they are, with respect to the Ponce Parties, independent certified public accountants as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC and the FRB, they are registered with the PCAOB and such firm is not, with respect to the Ponce Parties, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”).

(ff)	RP Financial LC., which has prepared the Appraisal, has advised the Bank in writing that it is independent of the Ponce Parties within the meaning of the MHC Regulations and is believed by the Ponce Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Ponce Parties believe that RP Financial LC. has prepared the Appraisal information set forth in the Prospectus in accordance with the requirements of the MHC Regulations.

(gg)

The Ponce Parties and the Subsidiaries have timely filed or extended all required federal, state and local tax returns; the Ponce Parties have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended or where such taxes may be contested in good faith, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority. The Ponce Parties have no knowledge of any tax deficiency which has been or might be assessed against any of them or Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Ponce Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Holding Company or with the issuance, sale or contribution by the Holding Company of the Shares and the Foundation Shares.

(hh)	The operations of each of the Ponce Parties are and have been conducted at all times in compliance in all material respects with the anti-money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and to their knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ponce Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Ponce Parties, threatened.

(ii)	No labor dispute with the employees of the Ponce Parties exists or, to the knowledge of the Ponce Parties, is threatened, and, to the knowledge of the Ponce Parties, there are no existing or threatened labor disturbance by the employees of any of its or any subsidiaries’ principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(jj)	No Ponce Party or any director, officer or employee of the Ponce Parties nor, to the knowledge of the Ponce Parties, any agent, affiliate or other person associated with or acting on behalf of the Ponce parties has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Bank has instituted, maintains and enforces, and the Company, the Bank and the MHC will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)	None of the Ponce Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Holding Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. The Ponce Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Reorganization. There are no affiliations or associations (as such terms are defined by the FINRA) between any member of FINRA and any of the Ponce Parties’ officers or directors.

(ll)

The Ponce Parties own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus and any Permitted Free Writing Prospectus and no

Ponce Party has received any written notice or has any knowledge of infringement or conflict with asserted rights of others or of any facts or circumstances which would render invalid or inadequate to protect the rights of the Ponce Parties with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, to the knowledge of the Ponce Parties, there is no basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(mm)	Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)	The Bank has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Bank satisfied, (A) all applicable federal and state laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Ponce Parties and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)	No Agency, Loan Investor or Insurer has (A) notified the Bank in writing that the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Bank or (C) indicated in writing to the Bank that it has terminated or intends to terminate its relationship with the Bank for poor performance, poor loan quality or concern with respect to the Bank compliance with laws.

For purposes of this Section 4.1(ll): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Ponce Parties or a security backed by or representing an interest in any such mortgage loan; and (Z) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(nn)	None of the Ponce Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(oo)

None of the Ponce Parties or Subsidiaries or any properties owned or operated by any of the Ponce Parties or Subsidiaries, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material

Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Ponce Parties, threatened relating to the liability of any property owned or operated by the Ponce Parties or Subsidiaries under any Environmental Law. To the knowledge of the Ponce Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Ponce Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(pp)	The Ponce Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Ponce Parties, Mazars USA LLP and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Holding Company’s and the Bank’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s or the Bank’s internal accounting controls.

(qq)	All of the loans represented as assets of the Ponce Parties in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Parts 226 and 1026), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect. All such loans secured by dwellings constitute qualified mortgages within the meaning of 12 C.F.R. § 1026.43.

(rr)	All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Ponce Parties and their respective officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(ss)	The Ponce Parties have taken all actions necessary to obtain on the Closing Date a Blue Sky Memorandum from Locke Lord LLP which sets forth those states in which the Shares are registered or qualified for sale, or exempt from any such registration or qualification of sale.

(tt)	Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Ponce Parties any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(uu)	The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Ponce Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)	To the knowledge of the Ponce Parties, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase Shares in an amount up to 3.92% of the Common Stock that will be outstanding following the Reorganization, including the contribution of the Foundation Shares, none of the Ponce Parties or their employees has made any payment of funds of the Ponce Parties as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ww)	The Company has submitted or will have submitted prior to Closing Date all notices required to consummate the Reorganization and to have the Shares and the Foundation Shares listed on the Nasdaq Global Market effective as of the Closing Date referred to in Section 2 hereof.

(xx)	At or prior to the Closing Time, the Company will have filed a Form 8-A for the Securities to be registered under Section 12(g) of the Exchange Act (the “Exchange Act Registration Statement”).

(yy)	The Holding Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(zz)	Neither any of the Ponce Parties nor any director, officer, employee or, to the knowledge of the Ponce Parties, after due inquiry, agent or affiliate thereof is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Holding Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(aaa)	Neither any of the Ponce Parties nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holding Company or the Bank.

(bbb)	The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 238.2 as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no regulatory approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those obtained from the FRB; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Holding Company and the Bank on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the Closing Time, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered under the Securities Act pursuant to the Registration Statement.

(ccc)	Any certificates signed by an officer of any of the Ponce Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Ponce Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Ponce Parties as follows:

(a)	The Agent is a corporation and is validly existing in good standing under the laws of the State of Maryland with full power and authority to provide the services to be furnished to the Ponce Parties hereunder. The Agent is registered as a broker-dealer with the SEC and is a member of FINRA.

(b)	Any funds received by the Agent to purchase Shares in the Syndicated Community Offering will be handled in accordance with Rule 15c2-4 under the 1934 Act, to the extent applicable.

(c)	With respect to certain non-public information about the Bank’s depositors and customers (“Customer Information”) that the Agent may be provided access to in connection with providing services under this Agreement, the Agent shall: (i) use Customer Information only as necessary to perform its obligations pursuant to this Agreement or as permitted by the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), and OCC policies thereunder and other applicable law, all as may be amended from time to time; (ii) not disclose Customer Information to any third party, except to other third party service providers assisting the Bank with the Offering and the Reorganization or the Agent with respect to its obligations under this Agreement, unless the Bank has consented in writing to the disclosure or the Bank has confirmed that such disclosure is permissible pursuant to applicable law; and (iii) adopt reasonably appropriate measures to protect against unauthorized access to or use of the Customer Information in its control that could result in substantial harm or inconvenience to any customer of the Bank.

(d)	Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(e)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)	There is no suit or proceeding or charge or action pending before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g)	The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(h)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6. Covenants of the Ponce Parties. The Ponce Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)	The Ponce Parties will not, after the date of effectiveness or approval, as applicable, file any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application without written notice to the Agent of their intention to do so and providing the Agent and its counsel an opportunity to review such amendment or supplement, nor will any Ponce Party file any such amendment or supplement to which the Agent shall reasonably object.

(b)	If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Ponce Parties will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Ponce Parties by the Agent expressly for use therein.

(c)	Each of the Ponce Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Ponce Parties, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. The Ponce Parties represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping. The Ponce Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)	The Ponce Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the MHC Notice and/or the Holding Company Application to be approved by the FRB, any post-approval amendment to the OCC Applications to be approved by the OCC and any post-approval amendment to the FDIC Application to be approved by the FDIC and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC Notice and/or Holding Company Application have been approved by the FRB, when the OCC Applications have been approved by the OCC, when the FDIC Application has been approved by the FDIC; (iii) of any comments from the SEC, the FRB, the OCC, the FDIC or any other governmental entity with respect to the Reorganization contemplated by this Agreement; (iv) of the request by the SEC, the FRB, the OCC, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement, the MHC Notice, the Holding Company Application, the OCC Applications, the FDIC Application or for additional information; (v) of the issuance by the SEC, the FRB, the OCC or any other governmental entity of any order or other action suspending the Reorganization or the use of the Registration Statement or the Prospectus or any other filing of the MHC, Holding Company or the Bank under the MHC Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the SEC, the FRB, the OCC, the FDIC or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Ponce Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the FRB or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Ponce Parties will provide copies of the foregoing comments, requests and orders to the Agent upon receipt of such items.

(e)	The Ponce Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the MHC Notice, the Holding Company Application, the OCC Applications and the FDIC Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Ponce Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings. In addition, the Ponce Parties will also promptly deliver to the Agent such number of copies of the closing documents with respect to the Reorganization and the Offering as the Agent may reasonably request.

(f)	The Holding Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”), state securities laws or regulations or applicable rules of any other governmental entity. The Ponce Parties authorize the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(g)	The Ponce Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Reorganization and the Offering imposed by the SEC, the FRB, the OCC, the FDIC, the MHC Regulations or the Control Act Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Ponce Parties will comply, at their own expense, with all material requirements imposed upon them by the SEC, the FRB, the OCC, the FDIC, the MHC Regulations or the Control Act Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Holding Company will comply in all material respects with all undertakings contained in the Registration Statement.

(h)	If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Ponce Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the SEC, and the FRB, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Ponce Parties as the Agent may from time to time reasonably request.

(i)

The Ponce Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares and the Foundation Shares, to the extent applicable, for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the MHC Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(j)	The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Shares and the Foundation Shares or other than in connection with any plan or arrangement described in the Prospectus.

(k)	The Holding Company will register its common stock under Section 12(g) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness. For three years, the Holding Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market and, once listed on the Nasdaq Global Market, the Company will comply with all applicable listing standards required by the Nasdaq Stock Market.

(l)	During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, stockholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and its subsidiaries for such quarter in reasonable detail.

(m)	During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); provided, however, that for purposes of this requirement, documents filed electronically on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to be delivered to the Agent upon filing with the SEC: (ii) a copy of each other non-confidential report of the Holding Company mailed to its stockholders or filed with the SEC, the OCC, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(n)	The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(o)	The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(p)	The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

(q)	The Ponce Parties will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r)	The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

(s)	The Holding Company and the MHC will promptly take all necessary action to each register as a savings and loan holding company under the HOLA within the time period required by applicable law.

(t)	The Ponce Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(u)	None of the Ponce Parties will amend the Plan without notifying the Agent and the Agent’s counsel prior thereto.

(v)	The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(w)	Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which either is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(x)	The Holding Company will not deliver the Shares or the Foundation Shares until the Ponce Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(y)	Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Ponce Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Ponce Parties, taken as a whole.

(z)	Until the Closing Date, the Ponce Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the OCC, the FDIC and the FRB.

(aa)	The facts and representations provided to Locke Lord LLP by the Ponce Parties and upon which Locke Lord will base its opinion under Section 8(c) are and will be truthful, accurate and complete.

(bb)	Other than as permitted by the MHC Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Ponce Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information that has been filed with the Registration Statement and the MHC Application and authorized for use by the SEC and the FRB. The Sales Information shall not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(cc)	The Holding Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental entity having jurisdiction over the Holding Company.

(dd)	The Ponce Parties will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(ee)	Prior to the Closing Date, the Holding Company will establish and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms. The books, records and accounts and systems of internal accounting control of the Ponce Parties and its subsidiaries will comply in all material respects with the requirements of the 1934 Act.

(ff)	During the period when the Prospectus is required to be delivered, the Holding Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the FRB, by the applicable MHC Regulations, as from time to time in force, and by the Nasdaq Stock Market, the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(gg)	The Ponce Parties will take all necessary action, in cooperation with the Agent, to qualify the Shares for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the MHC Regulations may require and as the Agent and the Holding Company have agreed; provided, however, that none of the Ponce Parties shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Shares have been so qualified, the Holding Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(hh)	The Holding Company authorizes the Agent and any selected dealer to act as agents of the Holding Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Shares having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offering will be made.

(ii)	The Ponce Parties will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Reorganization, the contribution of the Foundation Shares or the Offering.

(jj)	The Ponce Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

(kk)	The Ponce Parties shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Ponce Parties will take no action which may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status; and none of the Ponce Parties will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

Section 7. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Holding Company is consummated, the Ponce Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Reorganization with FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(e), all expenses of the Reorganization, including but not limited to the Agent’s attorneys’ fees, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Reorganization or the Reorganization is terminated or otherwise abandoned, the Ponce Parties shall promptly reimburse the Agent in accordance with Section 2(e) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Ponce Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Ponce Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)	At the Closing Date, the Ponce Parties shall have conducted the Reorganization and the establishment of and contribution to the Foundation of the Foundation Shares in all material respects in accordance with the Plan, the MHC Regulations (except to the extent waived or otherwise approved by the FRB), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the FRB, the OCC or the FDIC or any other regulatory body to the reasonable satisfaction of Agent and its counsel.

(b)	The Registration Statement shall have been declared effective by the SEC, the MHC Notice and the Holding Company Application shall have been approved by the FRB, the OCC Applications shall have been approved by the OCC and the FDIC Application shall have been approved by the FDIC not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the SEC or any regulatory authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to the Ponce Parties’ knowledge, threatened by the SEC, the FRB, the OCC or the FDIC or any other regulatory authority, except in such states in which the registration of the Offering or the Shares has been withdrawn and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares or the Foundation Shares. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the Members’ Proxy Statement, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)	At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit and upon which Agent’s counsel may rely for purposes of delivering its legal opinion pursuant to Section 8(d), of Locke Lord LLP, special counsel for the Ponce Parties, in form and substance satisfactory to the Agent and its counsel, as attached hereto as Exhibit B.

(d)	At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Silver, Freedman, Taff & Tiernan LLP, special counsel for the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Ponce Parties delivered pursuant hereto or as such counsel shall reasonably request and the opinion of Locke Lord LLP delivered pursuant to subsection (c) above.

(e)	Prior to the mailing of the Prospectus to eligible subscribers, a blue sky memorandum from Locke Lord LLP relating to the Offering, including Agent’s participation therein, shall have been furnished to the Holding Company with a copy thereof addressed to Agent or upon which Locke Lord LLP shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f)	At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Ponce Parties in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Registration Statement, the Prospectus and the General Disclosure Package and, in their opinion, as of the effective date of the Registration Statement, and at the time the Prospectus became authorized for final use, the Registration Statement, the Prospectus and the General Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Ponce Parties; (iii) since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Ponce Parties independently, or of the Ponce Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Ponce Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions set forth in this Section 8, and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the financial condition and results of operations of the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus; (vii) they are responsible for establishing and maintaining disclosure controls and procedures; (viii) they have designed such disclosure controls and procedures to ensure that material information relating to the Holding Company and the Bank is made known to them; (ix) they have evaluated the effectiveness of their disclosure controls and procedures; (x) they have disclosed to Mazars USA LLP and the Audit Committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the Holding Company’s and the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Holding Company’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s and the Bank’s disclosure controls and procedures; (xi) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Ponce Parties, threatened by the SEC or any state or federal authority; (xii) no order suspending the Reorganization, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Ponce Parties, threatened by the SEC, the FRB, the OCC, the FDIC or any state or federal authority; and (xiii) to the knowledge of the Ponce Parties, no person has sought to obtain review of the final action of the FRB approving the MHC Notice, including the Plan included therein, or the Holding Company Application; (xiv) no order suspending the FRB’s approval of the Holding Company Application and the MHC Notice, the OCC’s approval of the OCC Applications and the FDIC’s approval of the FDIC Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the FRB, the OCC or the FDIC and (xv) no order suspending the Subscription and Community Offering or the Syndicated Offering or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB.

(g)	None of the Ponce Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h)	Prior to and at the Closing Date, in the reasonable opinion of the Agent, (i) there shall have been no material adverse change in the financial condition, results of operations, business, affairs or prospects of the Ponce Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) there shall have been no material transaction entered into by any Ponce Party since the latest dates as of which the financial condition of the Ponce Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Ponce Parties shall have received from the OCC or the FRB any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Ponce Parties taken as a whole; (iv) none of the Ponce Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Ponce Parties, threatened against the any of the Ponce Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Ponce Parties.

(i)

Concurrently with the execution of this Agreement, the Agent shall receive a letter from Mazars USA LLP, dated as of the date hereof and addressed to the Agent: (i) confirming that Mazars USA LLP is a firm of independent registered public accountants within the applicable rules of the SEC and the PCAOB and stating in effect that in its opinion the financial statements and related notes of the Bank as of December 31, 2016 and 2015, and for each of the years in the two-year period ended December 31, 2016, and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the PCAOB) consisting of a reading of the latest available financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Boards of Directors of each of the Ponce Parties and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the applicable accounting requirements of the 1933 Act and the 1934 Act and related published rules and regulations of the SEC and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in long-term or short-term debt or non-performing assets of the Bank; or (C), except as set forth in said letter, there was any decrease in the total assets, total loans, the allowance for loan losses, total deposits, or total capital accounts of the Bank at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus; or (D) there was any decrease in total interest income, net interest income, net interest income after provision for loan losses, non-interest income or net income or increase in non-interest expense or the provision for loan losses of the Bank, in each case for the number of full months commencing immediately after the period covered by the latest audited balance sheet and income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)	At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Mazars USA LLP in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (ii)(B) of subsection (i) to be a date specified in the letter required by this subsection (j) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k)	At the Closing Date, the Holding Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Ponce Parties and is experienced and expert in the area of corporate appraisals within the meaning of the MHC Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the MHC Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l)	At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letter from the FRB approving the MHC Notice, including the establishment of the Foundation; (ii) a copy of the letter from the FRB approving the Holding Company Application; (iii) a copy of the letter from the OCC approving the OCC Applications, (iv) a copy of the letter from the FDIC approving the FDIC Application, (v) a copy of the order from the SEC declaring the Registration Statement effective, if available; (vi) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vii) a certificate from the FHLB-New York evidencing the Bank’s membership therein; (viii) a certified copy of each of the Holding Company’s, the Bank’s and the MHC’s Charter and Bylaws, as applicable; and (ix) any other documents that Agent shall reasonably request.

(m)	At the Closing Time, the Shares and the Foundation Shares shall have been approved for listing on the Nasdaq Global Market.

(n)	Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or the NYSE MKT or quotations halted generally on the Nasdaq Stock Market or in the over-the-counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by the NYSE, the NYSE MKT or the Nasdaq Stock Market or in the over-the-counter market or by order of the SEC, FINRA or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or savings associations or a general moratorium on the withdrawal of deposits from commercial banks or savings associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(o)	At or prior to the Closing Date, the Agent and counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares and the contribution of the Foundation Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ponce Parties in connection with the sale of the Shares and contribution of the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(p)	All opinions, certificates, letters and documents delivered pursuant to this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Ponce Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Ponce Party to the Agent as to the statements made therein.

Section 9. Indemnification.

(a)

The Ponce Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the MHC Notice (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the OCC Applications (or any amendment or supplement thereto), the FDIC Application (or any amendment or supplement thereto) or any instrument or document executed by the Ponce Parties or based upon written information supplied the by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or the Foundation Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Ponce Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Registration Statement and the MHC Notice) (“Sales Information”) prepared, made or executed by or on behalf of the Ponce Parties with its consent and based upon written or oral information furnished by or on behalf of the Ponce Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or the Foundation Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the MHC Notice (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the MHC Application, the Holding Company Application, the OCC Applications, the FDIC Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with the Agent Information.

(b)	The Agent agrees to indemnify and hold harmless the Ponce Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Ponce Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with the Agent Information.

(c)

Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Ponce Parties will not, without the Agent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination does not include a statement or acknowledgment as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party and provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such action, claim, suit or proceeding. No indemnified party seeking indemnification or reimbursement under this Section 9 or contribution under Section 10 will, without the indemnifying parties’ prior written consent, which consent may not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding sentence. The Agent will not enter into any settlement for which the Ponce Parties could be liable without the Ponce Parties’ prior written consent, not to be unreasonably withheld or delayed.

(d)	In addition to, and without limiting, the provisions of Section 9(a) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Ponce Parties, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Ponce Parties jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary direct out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

Section 10. Contribution.

(a)

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Ponce Parties or the Agent, the Ponce Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Ponce Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Ponce Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Ponce Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Ponce Parties on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ponce Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Ponce Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Ponce Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Ponce Parties’ officers and directors and each person, if any, who controls the Agent or any of the Ponce Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Ponce Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

(b)	Neither termination nor completion of the engagement of the Agent nor any investigation made by or on behalf of the Agent shall affect the indemnification obligations of the Ponce Parties or the Agent hereunder, which shall remain and continue to be operative and in full force and effect.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)	If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE, NYSE MKT, Nasdaq Stock Market, or over-the-counter market (“OTC”) shall have suspended (except that this shall not apply to the imposition of NYSE, NYSE MKT, Nasdaq Stock Market, or OTC trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Ponce Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Ponce Parties, or if any of the Ponce Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Ponce Parties taken as a whole.

(b)	In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the MHC Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 2(d), 2(e), 6, 8, 9 and 10 hereof.

(c)	If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 2(e), 6, 8, 9 and 10 hereof.

(d)	If the Agent elects to terminate this Agreement as provided in this Section, the Ponce Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Ponce Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Ponce Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered by facsimile or email and confirmed to Raymond James & Associates, Inc., 222 Riverside Plaza, 7th Floor, Chicago, IL 60606, Attention: Allan D. Jean, with a copy to Philip Ross Bevan, Silver, Freedman, Taff & Tiernan, LLP, 3299 K Street, N.W., Suite 100, Washington, DC 20007, and, if sent to a Ponce Party, shall be mailed or delivered and confirmed to such Ponce Party at 2244 Westchester Avenue, Bronx, New York 10462, Attention: Carlos P. Naudon, President and COO, with a copy to Douglas P. Faucette, Locke Lord LLP, 701 8th Street, N.W., Suite 700, Washington, DC 20001.

Section 13. Parties. The Ponce Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Ponce Parties, when the same shall have been given by the undersigned or any other officer of any of the Ponce Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Ponce Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

Section 14. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Holding Company and the Bank. At the Closing, the Ponce Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares and the contribution of the Foundation Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by anyone, the Ponce Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Ponce Parties, on the one hand, and Raymond James, on the other hand; (ii) the relationship between the Ponce Parties and Raymond James is entirely and solely commercial, and any duties and obligations that Raymond James may have to the Ponce Parties shall be limited to those duties and obligations specifically stated herein; and (iii) notwithstanding anything in this Agreement to the contrary, the Ponce Parties acknowledge that Raymond James may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Holding Company for the shares and such interests may differ from the interests of the Ponce Parties, and Raymond James has no obligation to disclose, or account to the Ponce Parties for any benefit they may derive from such additional financial interests. The Ponce Parties hereby waive and release, to the fullest extent permitted by the applicable law, any claims it may have against Raymond James with respect to any breach or alleged breach of fiduciary duty and agrees that Raymond James shall have no liability (whether direct or indirect) to the Ponce Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Ponce Parties or any of its stockholders, managers, employees or creditors.

Section 19. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 20. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Ponce Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Ponce Parties, or any of their respective officers or directors or any person controlling the Ponce Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 21. Waiver of Trial by Jury. Each of the Agent and the Ponce Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

This Agreement is made solely for the benefit of, and will be binding upon, the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

The term “successors” as used in this Agreement shall not include any purchaser of any of the Shares. Time shall be of the essence for this Agreement.

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If the foregoing correctly sets forth the arrangement among the Ponce Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

PONCE DE LEON FEDERAL BANK	PDL COMMUNITY BANCORP

By Its Authorized Representative:	By Its Authorized Representative:

Carlos P. Naudon President and Chief Operating Officer	Carlos P. Naudon President and Chief Executive Officer

PONCE BANK MUTUAL HOLDING COMPANY

By Its Authorized Representative:

Carlos P. Naudon President and Chief Operating Officer

Accepted as of the date first above written

RAYMOND JAMES & ASSOCIATES, INC.

By its Authorized Representative

Allan D. Jean Director of Mutual Conversions

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